FLORIDA DEPARTMENT OF STATE
Division of Corporations

April 13, 2023

CAPITAL CONNECTION,INC.

,

Re: Document Number P15000038934

The Articles of Amendment to the Articles of Incorporation for 1812 BREWING COMPANY, INC., a Florida corporation, were filed on April 12, 2023.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Jasmine N Horne
Regulatory Specialist II
Division of Corporations

Letter Number: 723A00008310

Account number: I20000000257

Amount charged: 43.75

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 12, 2023, to Articles of Incorporation for 1812 BREWING COMPANY, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P15000038934.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirteenth day of April, 2023

Cord Byrd
Secretary of State

CR2E022 (01-11)

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: 1812 Brewing Company, Inc.

DOCUMENT NUMBER: P15000038934

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Thomas W. Scozzafava
Name of Contact Person

1812 Brewing Company, Inc.
Firm/ Company

PO Box 6192
Address

Watertown, NY 13601
City/ State and Zip Code

contact@1812ale.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Thomas Scozzafava at (315) 788 - 1812
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ■ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

FILED
2023 APR 12 AM 9:41
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

1812 Brewing Comopany, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P15000038934

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here**:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV Shares Shall Read

The Company has 20,005,000,000 shares of capital stock authorized, consisting of

20,000,000,000 shares of Common Stock, par value $0.0001;

1,000,000 shares of Series A Preferred Stock, par value $0.0001;

1,000,000 shares of Series B Preferred Stock, par value $0.0001;

1,000,000 shares of Series C Preferred Stock, par value $0.0001;

1,000,000 shares of Series D Preferred Stock, par value $0.0001;

100,000 shares of Series E Preferred Stock, par value $0.0001; and

900,000 shares of undesignated Preferred Stock, par value $0.0001.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: April 7, 2023, if other than the date this document was signed.

Effective date if applicable: April 7, 2023

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated April 7, 2023

Signature Thomas Scozzafava

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Thomas Scozzafava

(Typed or printed name of person signing)

Chairman & CEO

(Title of person signing)